AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     This agreement is dated and made effective the 9th day of August, 1999 (the "Effective Date"), as amended effective February 16, 2000, and as further amended and restated on June 19, 2001, between Martin Kelly ("Executive") and Pyramid Breweries Inc., a Washington corporation ("Company").

     1.     Employment.  Company employs Executive and Executive accepts
            ----------
employment on the terms and conditions in this agreement.

     2.     Duties. Executive shall be employed in the capacity of President and
            ------
Chief Executive Officer of the Company. Executive shall perform the duties customarily performed by a president and chief executive officer, including having the primary responsibility for the strategic direction, operational planning, and execution of all aspects of the Company's business. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Company's Board of Directors, consistent with his duties and responsibilities as President and Chief Executive Officer. Executive shall report directly to the Company's Board of Directors. Executive shall perform his duties at the Company's Berkeley facility or other mutually agreed location, or, as reasonably required and consistent with his position, temporarily at other locations while on business travel status.

     3.     Intensity of Effort; Other Business. Executive shall devote his
            -----------------------------------
entire working time, attention, and efforts to Company's business and affairs, shall faithfully and diligently serve Company's interests and shall not engage in any business or employment activity that is not on Company's behalf (whether or not pursued for gain or profit) except for (a) activities approved in writing in advance by the Board and (b) passive investments that do not involve Executive providing any advice or services to the businesses in which the investments are made.

     4.     Term. The term of this agreement is of indefinite duration. As
            ----
stated in paragraph 9 below, this agreement and Executive's employment relationship may be terminated at any time, with or without cause.

     5.     Compensation.  Executive's compensation will be as follows:
            ------------


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
            (a)   Salary.  Effective January 1, 2001, Company shall pay
                  ------
Executive a base salary in the gross amount of no less than $8,615.38, less authorized and required deductions, payable every two weeks (equal to the gross amount of no less than $224,000 on an annualized basis) ("Annual Base Pay"). Payday is the Friday following each two-week period. Beginning in the year 2002, Executive's salary will be reviewed January 1st each year and increased as determined in the sole discretion of the Board of Directors Compensation Committee ("Compensation Committee").

            (b)   Stock Options. Company has granted Executive the option to
                  -------------
purchase 50,000 shares of Company at a price equal to the average closing price of all trading days from December 16, 1999, to December 31, 1999, in accordance with the terms and conditions of the Fast Forward Program and the Parties' January 3, 2000 Non-qualified Stock Option Agreement, copies of each of which are attached hereto and incorporated herein by reference.

            (c)   Incentive Compensation Bonuses.
                  ------------------------------

                  (i)     Annual EBITDA Bonuses.  If Executive achieves
                          ---------------------
Company's adjusted Earnings Before Interest Taxes Depreciation and Amortization (i.e., earnings before interest, taxes, depreciation, and amortization less CAPEX, net of interest paid and earned) ("EBITDA") goal as set forth in Company's Annual Business Plan as approved by the Board of Directors (the "Plan"), Company shall pay Executive annually an EBITDA Bonus in the gross amount equal to 25% of his Annual Base Pay, less authorized and required deductions. Further, if the actual EBITDA results exceed Company's EBITDA budget set forth in the Plan, Company shall pay Executive an additional EBITDA Bonus annually in the gross amount equal to 2.5% of Annual Base Salary for each additional one percent (1%) that the actual EBITDA results exceed Company's EBITDA budget set forth in the Plan, less authorized and required deductions.

                 (ii)     Annual Consolidated Net Sales Bonus.  If Executive
                          -----------------------------------
achieves Company's Consolidated Net Sales goal set forth in the Plan, Company shall pay Executive annually a Consolidated Net Sales Bonus in the gross amount equal to 25% of his Annual Base Pay, less authorized and required deductions. Further, if the actual Consolidated Net Sales exceed the Company's Consolidated Net Sales goal set forth in the Plan, Company shall pay Executive an additional Consolidated Net Sales Bonus annually in the gross amount equal to 2.5% of Annual Base Pay for each additional one percent (1%) that the actual Consolidated Net Sales exceed Company's Consolidated Net Sales budget set forth in the Plan.

                (iii)     Maximum Incentive Pay; Eligibility and Payment.  The
                          ----------------------------------------------
combined bonuses under subsections (1) and (2) shall not exceed 100% of Executive's Annual Base Pay for the calendar year. If Executive's employment ends prior to December 31 of a calendar year, Executive will be ineligible for any portion of the bonus attributable to that calendar year; provided, however, that if Company terminates Executive's employment without cause, the Executive dies or becomes disabled, or the Executive terminates his employment with Good Reason, Company shall pay Executive a pro-rata share (based on the time Executive was employed) of that bonus. Annual bonuses, if any, shall be paid on or before April 15 of the year following the calendar year the bonus relates to.


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
                 (iv)     Car Allowance. Executive shall receive a car allowance
                          -------------
of $300 per month in addition to reimbursement for gas purchased by Executive for business use.

     6.     Benefit Plans.  Executive (and qualifying immediate family members
            -------------
where applicable) shall be eligible to participate in the Company's Employee Benefit Package offered generally to employees, which currently includes health insurance through Blue Cross of Washington, life and AD&D insurance, fifty percent (50%) Company-payment of vision and dental, maternity leave, health insurance continuation, sick leave, paid vacation, holidays, and 401(k). The exact terms and conditions of the Company's benefits, including eligibility are governed by the benefit plans, not this agreement or any summary provided to Executive.

     7.     Vacation and Sick Leave.  Executive shall be entitled to four weeks
            -----------------------
(20 days) of paid vacation and five days of paid sick leave per calendar year (prorated if this agreement begins and/or ends in the middle of a calendar year). Up to three weeks (15 days) of vacation not used in any calendar year may be carried over into the next calendar year; otherwise unused vacation is forfeited at the end of the calendar year. Upon termination of employment for any reason, Executive shall be paid for earned but unused vacation. Sick leave may be accumulated up to a maximum of twenty (20) days. Unused sick leave is not paid upon termination of employment, regardless of the reason.

     8.     Business Expenses.  Executive is authorized to incur reasonable
            -----------------
travel and entertainment expenses to promote Company's business. Company shall reimburse Executive for those expenses. Executive shall provide to Company the itemized expense account information that Company reasonably requests.

     9.     Termination.  Executive's employment may be terminated as follows,
            -----------
in which event Executive's compensation and benefits shall terminate except as otherwise provided below:

            (a)     Without Cause or Good Reason.  Either party may terminate
                    ----------------------------
Executive's employment at any time by giving fourteen (14) calendar days' advance written notice of termination to the other without the necessity of cause or Good Reason. Executive may terminate his employment for Good Reason, without advance notice, by giving written notice of such termination. For purposes of this agreement, "Good Reason" means a breach by the Company of a material obligation to the Executive under this agreement and the Stock Purchase and Restriction Agreement dated June19, 2001 ("Stock Restriction Agreement"), or any other agreement with the Executive relating to Executive's employment that is not cured within fourteen (14) days after written notice of such breach is received by the Company.

            (b)     By Company for Cause.  Company may terminate Executive's
                    --------------------
employment for cause, without advance written notice of termination, by giving written


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
notice of such termination. Any termination of Executive's employment for cause must be approved by a majority of the Board other than Executive. Executive must be given notice of the meeting at which his or her termination is to be considered concurrently with notice to the Board, and an opportunity to address the Board. Executive agrees that if his employment is terminated for cause that he will immediately resign from the Board. For purposes of this agreement, "cause" means and is limited to (A) performance of any act or failure to perform any act in bad faith and to the detriment of the Company; (B) dishonesty, intentional misconduct or material breach of any agreement with the Company; or
(C) commission of a crime involving dishonesty, breach of trust or physical or emotional harm to any person.

            (c)     Death.  Executive's employment shall terminate automatically
                    -----
upon Executive's death.

            (d)     Permanent Disability.  Company may terminate Executive's
                    --------------------
employment immediately if Executive becomes permanently disabled. For purposes of this agreement Executive will be considered "permanently disabled" if, for a continuous period of twenty-four (24) weeks or more, Executive has been unable to perform the essential functions of the job because one or more mental or physical illnesses and/or disabilities, provided that Company may grant Executive unpaid leave if and to the extent that, in Company's judgment, doing so is required by law. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if
                                                              --------
the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician who together shall select a third physician whose determination as to Disability shall be binding on all parties.

     10.    Change of Control.
            -----------------

            (a) Notwithstanding any other provision of this agreement, if any portion of the termination payments set forth in Section 10 or any other payment under this agreement, or under any other agreement with or plan of the Company or its affiliates, including the Stock Purchase and Restriction Agreement (in its aggregate, "Total Payments"), would constitute an "excess parachute payment" that is subject to the tax (the "Excise Tax") imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, then the Total Payments to be made to the Executive shall be reduced such that the value of the aggregate Total Payments that the Executive is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code (or any successor provision); provided that the foregoing reduction in the amount of Total Payments shall not apply if the after-tax value to the Executive of the Total Payments prior to reduction in accordance with Subsection (1) is greater than the after-tax value to the Executive if Total Payments are reduced in accordance with Subsection (1).


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
            (b) For purposes of this agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in
Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code (or any successor provision). Within forty (40) days following delivery of the Notice of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Executive and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel ("National Tax Counsel") selected by the Company's independent auditors and acceptable to the Executive in his sole discretion, which opinion sets forth
(i) the amount of the Base Period Income (as defined below), (ii) the amount and present value of Total Payments, (iii) the amount and present value of any excess parachute payments determined without regard to the limitations of Subsection (1), (iv) the after-tax value of the Total Payments if the reduction in Total Payments contemplated under Subsection (1) did not apply, and (v) the after-tax value of the Total Payments taking into account the reduction in Total Payments contemplated under Subsection (1). The term "Base Period Income" means an amount equal to the Executive's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Executive. For purposes of determining the after-tax value of Total Payments, the Executive shall be deemed to pay federal income taxes and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Termination Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's domicile for income tax purposes on the date the Termination Payment is made, net of the maximum reduction in federal income taxes that may be obtained from deduction of such state and local taxes. The opinion of National Tax Counsel shall be dated as of the Termination Date and addressed to the Company and the Executive and shall be binding upon the Company and the Executive. If such opinion determines that there would be an excess parachute payment and that the after-tax value of the Total Payments taking into account the reduction contemplated under Subsection (1) is greater than the after-tax value of the Total Payments if the reduction in Total Payments contemplated under Subsection (1) did not apply, then the Termination Payment hereunder or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such National Tax Counsel so requests in connection with the opinion required by this Subsection (2), the Executive and the Company shall obtain, at the Company's expense, and the National Tax Counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section 9(e) shall be of no further force or effect.

            (c) If, notwithstanding the provisions of Subsection (1), it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of Total Payments is subject to the Excise Tax even though the reduction contemplated under Subsection (1) was applied in order to avoid application of the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the sum of (i) the net amount retained by the Executive after deduction of any Excise Tax and any interest charges or penalties in respect of the imposition of such Excise Tax (but not any federal, state or local income tax or employment tax) on the Total Payments plus (ii) any federal, state and local income tax, employment tax and Excise Tax upon the payment provided for by this Subsection (3), shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes and employment taxes at the highest marginal rate of federal income taxation and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction in federal income taxes that may be obtained from deduction of such state and local taxes.

     11.     Termination Payments.
             --------------------

             (a)     Certain Terminations.
                     --------------------

                     (i) If Company terminates Executive's employment when neither cause nor permanent disability exists, or if Executive terminates his employment for Good Reason, Company shall pay Executive, as liquidated damages and in lieu of all other remedies to which Executive might be entitled arising out of the termination, termination payments equal to one year's salary plus a pro rata share of any incentive compensation bonuses under Section 5(c) for which Executive is eligible in the year of termination, and for the same one-year period, Company shall also continue to provide at the Company's cost, the Company's medical benefits to employee and qualifying family members. If Company terminates Executive's employment when neither cause nor permanent disability exists, such liquidated damages shall be paid only if Executive
                                                         ----
executes a full and final general release of all claims against Company
(including

Company's officers, directors, agents, employees and assigns) arising out of Executive's employment relationship with Company.

                    (ii) In addition, if Company terminates Executive's employment when neither cause nor permanent disability exists, but Company gives Executive less than the fourteen (14) days' advance written notice called for above, Company shall pay Executive, as liquidated damages and in lieu of all other remedies to which Executive might be entitled arising out of Company's failure to give fourteen (14) days' advance written notice, termination payments equal to the additional salary Executive would have received if Company had given Executive fourteen (14) days' advance written notice of termination.

                   (iii) Termination payments shall be paid out at Executive's normal payroll rate on regular payroll days subject to normal payroll deductions, commencing first with the termination payments called for by subpart
(ii), if any, followed by the termination payments called for by subpart (i). Any reimbursable expenses incurred prior to termination will be paid immediately upon termination.

                   (iv) In addition, if the Executive's employment is terminated either (i) by the Company without cause, (ii) by reason of the Executive's death or permanent disability, or (iii) by the Executive for Good Reason, and Executive exercises his rights under Section 10 of the Stock Restriction Agreement, the Company shall pay to Executive on the same date as the shares are repurchased additional termination payments in an amount equal to the product of
(x) the number of shares repurchased and (y) the difference between the Purchase Price (as defined in the Stock Restriction Agreement) of such shares and the price for the shares to be repurchased by the Company. If the price paid for the shares to be repurchased exceeds the Purchase Price of such shares, no termination payment is due hereunder.

            (b)     All Other Terminations.  In all cases of termination or
                    ----------------------
expiration of this agreement or of Executive's employment (including, but not limited to, a termination of Executive by Company for cause of Executive's resignation of employment), Executive's compensation and benefits shall terminate on the date the employment ends and Executive shall not be entitled to any termination payments or damages.

     12.     Confidentiality/Unfair Competition.  Executive agrees that
             ----------------------------------
Company has many substantial, legitimate business interests that can be protected only by Executive agreeing not to compete with Company unfairly.
These interests include, without limitation, Company' s contacts and relationships with its supply sources, Company's reputation and goodwill in the industry, and Company's rights in its confidential information. Executive agrees that information not generally known to the public to which Executive has been or will be exposed as a result of Executive's employment by Company is confidential information that belongs to Company. This includes


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
information developed by Executive, alone or with others, or entrusted to Company by its supply sources, customers or others. Company's confidential information includes, without limitation, information relating to Company's trade secrets, know-how, procedures, pricing, products, services, purchasing, accounting, marketing, sales, supply sources, employees, and customers and active prospects and their related needs. Executive will hold Company's confidential information in strict confidence and will not disclose or use it except as authorized by Company and for Company's benefit. Executive also will not disparage Company or its business or services. Executive will not, apart from good faith competition, interfere with Company's relationships with its clients, employees, vendors, bankers or others.

     13.     Possession of Materials.  Executive agrees that upon conclusion of
             -----------------------
employment or request by Company, Executive shall turn over to Company all documents, files, office supplies and any other material or work product in Executive's possession or control that were created pursuant to or derived from Executive's services for Company.

     14.     Nonraiding of Employees.  Executive recognizes that Company's
             -----------------------
workforce is a vital part of its business. Therefore, Executive agrees that for twelve (12) months after Executive's employment with Company ends, regardless of the reason it ends, Executive will not solicit, directly or indirectly, any employee to leave his or her employment with Company. For purposes of this agreement, the phrase "shall not solicit, directly or indirectly," includes, without limitation, that Executive (a) shall not identify any Company employees to any third party as potential candidates for employment, such as by disclosing the names, backgrounds and qualifications of any Company employees; (b) shall not personally or through any other person approach, recruit or otherwise solicit employees of Company to work for any other employer; and (c) shall not participate in any pre-employment interviews with any person who was employed by Company while Executive was employed or retained by Company.

     15.     Dispute Resolution.  Company and Executive agree to resolve all
             ------------------
disputes arising out of their employment relationship by the following alternate dispute resolution process: (a) Company and Executive agree to seek a fair and prompt negotiated resolution; but if this is not successful, (b) all disputes shall be resolved by binding arbitration; provided that during this process, (c) at the request of either party, not made later than seventy-five (75) days after the initial arbitration demand, the parties agree to attempt to resolve any dispute by non-binding third-party intervention including either mediation or evaluation or both (but without delaying the arbitration hearing date). By entering into this contract, both parties give up their right to have the dispute decided in court by a judge or jury. The provisions of the Washington arbitration statute, Chapter 7.04 RCW, are incorporated herein to the extent not inconsistent with the other terms of this agreement.


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
            (a)     Binding Arbitration.  Any controversy or claim arising
                    -------------------
out of or connected with Executive's employment at Company, including but not limited to claims for compensation or severance and claims of wrongful termination, age, sex, racial or other discrimination, or civil rights violations shall be determined by arbitration commenced in accordance with RCW 7.04.060, provided that the total award by a single arbitrator (as opposed to a majority of three arbitrators) shall not exceed Two Hundred Fifty Thousand Dollars ($250,000). If either party asserts in good faith that it is entitled to an award over Two Hundred Fifty Thousand Dollars ($250,000), there shall be three (3) arbitrators. The location of the arbitration shall be Seattle, Washington, or such other city to which the parties may agree. If Company and Executive cannot agree on the arbitrator(s), then the arbitrator(s) shall be selected by the administrator of the American Arbitration Association (AAA) office nearest the city where the arbitration is to be conducted. Each arbitrator shall be an attorney with at least 15 years' experience in commercial law or judicial arbitration experience. All statutes of limitations, which would otherwise be applicable, shall apply to any arbitration proceeding hereunder. Any issue about whether a controversy or claim is covered by this agreement shall be determined by the arbitrator(s).

            (b)    Procedures.  The arbitration shall be conducted in accordance
                   ----------
with this agreement using as appropriate the AAA Employment Dispute Resolution Rules in effect on the date hereof. There shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except that the arbitrator(s) shall authorize such discovery as may be shown to be necessary to ensure a fair hearing, and no such discovery shall extend the time limits contained herein. The arbitrator(s) shall not be bound by the rules of evidence or of civil procedure, but rather may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require both parties to submit some or all of their respective cases by written declaration or such other manner of presentation as the arbitrator(s) may determine to be appropriate. The par-ties agree to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues.

            (c)     Hearing; Law; Appeal Limited.  The arbitrator(s) shall take
                    ----------------------------
such steps as may be necessary to hold a private hearing within one hundred twenty (120) days of the initial request for arbitration and to conclude the hearing within two (2) days; and the arbitrator(s)'s written decision shall be made not later than fourteen (14) calendar days after the hearing. The parties agree that they have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator(s) may for good cause allow reasonable extensions or delays, which shall not affect the validity of the award. The written decision shall contain a brief statement of the claim(s) determined and the award made on each claim. In making the decision and award the arbitrator(s) shall apply applicable substantive law. Absent fraud, collusion or willful misconduct by an arbitrator, the award shall be final and judgment may be entered in any court having jurisdiction thereof. The arbitrator(s) may award injunctive relief or any other remedy available from a judge, including the joinder of parties or consolidation of this arbitration with any other involving common issues of law or fact or which may promote judicial economy, and may award attorneys' fees and costs to the prevailing party, but shall not have the power to award attorneys' fees and costs to the prevailing party, but shall not have the power to award punitive or exemplary damages. The decision and award of the arbitrators need not be unanimous; rather, the decision and award of two (2) arbitrators shall be final.

            (d)   Injunctive Relief.  In the case of a breach of any of
                  -----------------
Executive's obligations to Company, Company may request a court of competent jurisdiction to issue such temporary or interim relief (including temporary restraining orders and preliminary injunctions as may be appropriate, either before arbitration is commenced or pending the outcome of arbitration. No such request shall be a waiver of the right to submit any claim or controversy to arbitration. Any issues of law or fact, which arise in connection with such request, shall, at Company's election, be determined by arbitration in accordance with subparagraph (a) through (c) above,

     16.     Venue and Jurisdiction.  Venue and jurisdiction of any lawsuit
             ----------------------
involving this agreement or Executive's employment shall exist exclusively in state and federal courts in King County, Washington, unless injunctive relief is sought by Company and, in Company's judgment, that relief might not be effective unless obtained in some other venue. The provisions of this Section are subject to and do not supersede the dispute resolution provisions described above.

     17.     Governing Law.  This agreement shall be governed by the internal
             -------------
laws of the state of Washington without giving effect to provisions thereof related to choice of laws or conflict of laws.

     18.     Saving Provision.  If any part of this agreement is held to be
             ----------------
unenforceable, it shall not affect any other part. If any part of this agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law. The confidentiality, possession of materials, non-competition and nonraiding provisions of this agreement shall survive after Executive's employment by Company ends, regardless of the reason it ends, and shall be enforceable regardless of any claim Executive may have against Company.

     19.     Waiver.  No waiver of any provision of this agreement shall be
             ------
valid unless in writing, signed by the party against whom the waiver is sought to be enforced. The waiver of any breach of this agreement or failure to enforce any provision of this agreement shall not waive any later breach.

     20.     Assignment; Successors.  Company may assign its rights and delegate
             ----------------------
its duties under this agreement. Executive may not assign his or her rights or delegate his or her duties under this agreement.

     21.     Binding Effect.  This agreement is binding upon the parties and
             --------------
their personal representatives, heirs, successors and assigns.

     22.     Counterparts.  This agreement may be executed in any number of
             ------------
counterparts, each of which shall be an original and all of which, taken together, shall constitute a single agreement.

     23.     Complete Agreement.  This agreement, together with the Stock
             ------------------
Restriction Agreement, is the final and complete expression of the parties' agreement relating to Executive's employment. Only a writing signed by both parties may amend this agreement; it may not be amended orally or by course of dealing. The parties are not entering into this agreement relying on anything not set out in this agreement. This agreement shall control over any contrary policies or procedures of Company, whether in effect now or adopted later. Company's policies and procedures that do not conflict with this agreement, whether in effect now or adopted later, shall apply or not apply to Executive as determined by Company in its discretion.



     DATED as of the date first written above.


EXECUTIVE:
                                      ---------------------------------------
                                      Martin Kelly


COMPANY:                              PYRAMID BREWERIES INC.


                                      By
                                         ------------------------------------
                                      Its:  Chief Financial Officer


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